UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Inhibrx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 N. Torrey Pines Road, Suite 200

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 795-4220

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 30, 2024, Inhibrx, Inc., a Delaware corporation (the “Company”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of January 22, 2024 (the “Merger Agreement”), by and among Aventis Inc., a Pennsylvania corporation (“Parent”) and wholly owned subsidiary of Sanofi (“Sanofi”), Art Acquisition Sub, Inc. (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with and as a condition to the Merger, on May 29, 2024, the Company completed the previously announced transactions pursuant to the Separation and Distribution Agreement, dated as of January 22, 2024 (the “Separation and Distribution Agreement”), by and among the Company, Inhibrx Biosciences, Inc. (“SpinCo”) and, with respect to certain sections, Parent, pursuant to which, prior to the effective time of the Merger (the “Effective Time”): (i) the Company effected a pre-closing reorganization (the “Pre-Closing Reorganization”), which generally resulted in (x) the Company owning, assuming or retaining all assets and liabilities primarily related to INBRX-101, an optimized, recombinant alpha-1 antitrypsin (“AAT”) augmentation therapy currently in a registrational trial for the treatment of patients with alpha-1 antitrypsin deficiency (“AATD”), and (y) SpinCo owning, assuming or retaining all other assets and liabilities of the Company and its subsidiaries, including those relating to the Company’s platform for the research, development, manufacture and commercialization of INBRX-105, INBRX-106 and INBRX-109; and (ii) thereafter, the Company distributed to its stockholders of record as of the close of business on May 17, 2024 (the “distribution record date”) 92% of the issued and outstanding shares of common stock of SpinCo, par value $0.0001 per share (“SpinCo Common Stock”), on a pro rata basis (the “Spin-Off”), at a ratio of one (1) share of SpinCo common stock for every four (4) shares of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Company common stock”), held on the distribution record date. SpinCo is continuing as a separate public company and the Company retained 8% of the issued and outstanding shares of SpinCo common stock as of the effective time of the Spin-Off.

A copy of the Merger Agreement was filed as Exhibit 2.1 and a copy of the Separation and Distribution Agreement was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 23, 2024, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement and Separation and Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the Separation and Distribution Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 1.02 by reference.

On May 30, 2024 (the “Payoff Date”), the loan and security agreement, dated as of July 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “2020 Loan Agreement”), by and among the Company and Oxford Finance LLC (“Oxford”), was terminated. On the Payoff Date, an affiliate of Sanofi, on behalf of the Company, repaid in full all of the indebtedness and other obligations and liabilities owed by the Company to the lenders thereunder in an amount equal to approximately $223.2 million, which included prepayment penalties. In connection with the termination and repayment in full of the indebtedness and other obligations and liabilities under the 2020 Loan Agreement, all related security interests granted by or arising under the 2020 Loan Agreement were automatically released and discharged.

A copy of the 2020 Loan Agreement was filed as Exhibit 10.21 to the Annual Report on Form 10-K filed by the Company with the SEC on February 28, 2024, and is incorporated herein by reference. The foregoing description of the 2020 Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Loan Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

At the Effective Time, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (other than (A) Company common stock owned by the Company as treasury shares, (B) Company common stock owned by Parent or Merger Sub and (C) any dissenting shares) was automatically cancelled, extinguished and converted into the right to receive (i) an amount in cash equal to $30.00, without interest thereon (the “Closing Amount”), plus (ii) one (1) contractual contingent value right (“CVR”) representing the right to receive a contingent payment of $5.00, without interest thereon, in cash (the “Milestone Payment”) upon the achievement of a regulatory milestone (the “Milestone”) set forth in the CVR Agreement (as defined below) ((i) and (ii) collectively, the “Merger Consideration”).

At the Effective Time, each option to purchase shares of Company common stock (each, a “Company Option”) granted by the Company under the Company’s Amended and Restated 2017 Equity Incentive Plan that was outstanding as of immediately prior to the Effective Time (after giving effect to the Spin-Off and the provisions of the Separation and Distribution Agreement), whether or not then vested:

(i)	having an exercise price per share of Company common stock that was less than the Closing Amount was cancelled and immediately ceased to be outstanding, and was converted into the right to receive (a) an amount in cash, without interest, equal to the product of (x) the total number of shares of Company common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (y) the excess of (I) the Closing Amount over (II) the exercise price payable per share of Company common stock under such Company Option (such amount, the “Closing Option Payment”), and (b) one (1) CVR for each share of Company common stock subject to such Company Option;

(ii)	having an exercise price per share that was equal to or greater than the Closing Amount and less than the Merger Consideration (each such Company Option, a “Closing Date Underwater Option”) was cancelled. If the Milestone is achieved, the cash amount to be paid in respect of such Closing Date Underwater Option will be equal to (x) the sum of the Closing Amount plus the Milestone Payment (i.e., $35.00) minus (y) the per share exercise price of such Closing Date Underwater Option; and

(iii)	having an exercise price per share that was equal to or greater than the Merger Consideration was cancelled without any consideration being payable in respect thereof, and has no further force or effect.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company requested that The Nasdaq Global Market suspend trading of the Company common stock as of May 30, 2024, and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the shares of the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

In connection with the completion of the Merger, at the Effective Time, holders of shares of Company common stock and Company Options ceased to have any rights in connection with their holding of such securities (other than their right to receive the Merger Consideration, or the applicable amount thereof, as described in Item 2.01 above) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The aggregate Merger Consideration was approximately $2 billion. Parent financed the Merger with existing cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the Effective Time, each of Mark P. Lappe, Douglas G. Forsyth, Jon Faiz Kayyem, Kimberly Manhard and Kristiina Vuori resigned from the board of directors of the Company. As of the Effective Time, in accordance with the Merger Agreement, Michael J. Tolpa, the sole director of Merger Sub immediately prior to the Effective Time, became the sole director of the Company as the surviving corporation.

At the Effective Time, each of Mark P. Lappe, Kelly D. Deck and Brendan P. Eckelman resigned as officers of the Company. As of the Effective Time, in accordance with the Merger Agreement, Michael J. Tolpa, the President and sole officer of Merger Sub immediately prior to the Effective Time became the President and sole officer of the Company as the surviving corporation. After the Effective Time, Michael J. Tolpa, as the sole director of the Company, passed resolutions appointing (or confirming the continued appointment of) the following individuals as officers of the Company: (i) Dietmar Berger, President, (ii) Stephen Smith, Vice President, (iii) Stephen Kalinchak, Assistant Secretary and (iv) Michael J. Tolpa, Treasurer.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

At the Effective Time, the amended and restated certificate of incorporation of the Company that was in effect immediately prior to the Effective Time was amended and restated to be in the form of Annex II to the Merger Agreement (the “Second Amended and Restated Certificate”). In addition, at the Effective Time, the amended and restated bylaws of the Company as in effect immediately prior to the Effective Time were amended and restated in their entirety (the “Second Amended and Restated Bylaws).

The foregoing descriptions of the Second Amended and Restated Certificate and Second Amended and Restated Bylaws are qualified in their entirety by reference to the full text of the Second Amended and Restated Certificate and Second Amended and Restated Bylaws, copies of which are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

Contingent Value Rights Agreement

At the Effective Time, pursuant to the Merger Agreement, Parent entered into a Contingent Value Rights Agreement between Parent and Continental Stock Transfer & Trust Company (the “Rights Agent”), in substantially the form attached to the Merger Agreement (the “CVR Agreement”). Each CVR represents the right to receive a contingent payment of $5.00 in cash (or less in the case of Closing Date Underwater Options), without interest, payable to the Rights Agent for the benefit of the holders of CVRs, if the following milestone is achieved:

●	The final approval by the U.S. Food and Drug Administration (“FDA”), on or prior to June 30, 2027, of the new drug application or supplemental new drug application filed with the FDA pursuant to Section 351 of the Public Health Service Act and 21 CFR §§ 600 et seq. (for clarity, including accelerated approval) that is necessary for the commercial marketing and sale of the Company’s precisely engineered recombinant human AAT-Fc fusion protein, also known as INBRX-101, in the United States of America for the treatment of patients with AATD and clinical evidence of emphysema following the clinical trial with identifier INBRX101-01-201, titled “A Phase 2, Double-Blind, Randomized, Active-Control, Parallel Group Study to Assess the Pharmacokinetics, Pharmacodynamics, Immunogenicity, and Safety of INBRX-101 Compared to Plasma Derived Alpha-1 Proteinase Inhibitor (A1PI) Augmentation Therapy in Adults with Alpha-1 Antitrypsin Deficiency Emphysema,” regardless of any obligation to conduct any post-marketing or confirmatory study.

The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only and is not transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the CVR Agreement, which is designated as Annex III within the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K, filed with the SEC on January 22, 2024 and is incorporated herein by reference. It is not intended to provide any factual information about the Company, Parent or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the CVR Agreement have been made solely for the purposes of the CVR Agreement and as of specified dates; were made solely for the benefit of the parties to the CVR Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event that statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the CVR Agreement, which disclosures are not reflected in the CVR Agreement itself; may have been made for the purposes of allocating contractual risk between the parties to the CVR Agreement instead of establishing these matters as facts; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company stockholders. The Company’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the CVR Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of January 22, 2024, by and among Inhibrx, Inc., Aventis, Inc. and Art Acquisition Sub, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on January 23, 2024, and incorporated herein by reference).
2.2	Separation and Distribution Agreement, dated January 22, 2024, by and among Inhibrx, Inc. and Aventis Inc. (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed on January 23, 2024, and incorporated herein by reference).
3.1	Second Amended and Restated Certificate of Incorporation of Inhibrx, Inc.
3.2	Second Amended and Restated Bylaws of Inhibrx, Inc.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 30, 2024

Inhibrx, Inc.

By:	/s/ Michael J. Tolpa
Name: Michael J. Tolpa
Title: President